Exhibit 1.1

SIRIUSPOINT LTD.

5,000,000 8.00% Resettable Fixed Rate Preference Shares, Series B

UNDERWRITING AGREEMENT

June 28, 2021

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the persons listed in Schedule 2 hereto (the “Selling Shareholders”), confirm their respective agreements with the several underwriters set forth on Schedule 3 attached hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, BofA Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,000,000 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value per share, liquidation preference $25.00 per share, of the Company (the “Underwritten Shares”), and (ii) the grant by the Selling Shareholders, acting severally and not jointly, to the Underwriters, of the option to purchase up to an additional 750,000 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value per share, liquidation preference $25.00 per share, of the Company (collectively, the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The issued and outstanding 8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value per share, liquidation preference $25.00 per share, of the Company are referred to herein as the “Series B Preference Shares.” The number of Series B Preference Shares to be sold by each Selling Shareholder is the number of shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto. The terms of the Series B Preference Shares are set forth in the Amended and Restated Certificate of Designation of 8.00% Resettable Fixed Rate Preference Shares, Series B of SiriusPoint Ltd., dated as of March 17, 2021 (the “Certificate of Designation”).

The Company and the Selling Shareholders hereby confirm their agreement with each of the Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company meets the requirements for use of Form S- 3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-255917), including a prospectus relating to the Shares, which became effective upon filing with the Commission. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Base Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness, the term “Preliminary Prospectus” means each preliminary prospectus supplement specifically relating to the Shares, filed together with the Base Prospectus pursuant to Rule 424(b), and the term “Final Prospectus” means the prospectus supplement, together with the Base Prospectus, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Shares, to be filed with the Commission in accordance with Rules 415 and 424(b) under the Act. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Registration Statement with the Commission and prior to the termination of the offering of the Shares by the Underwriters.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 24, 2021 (the “Pricing Prospectus”), the pricing term sheet set forth on Schedule 1 hereto and each other Issuer Free Writing Prospectus, if any, set forth on Annex B hereto.

As used in this Agreement:

“Applicable Time” means 8:20 PM, New York City time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is set forth on Annex B hereto.

“Issuer Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

2.            Purchase of the Shares by the Underwriter. Each of the Selling Shareholders agrees, severally and not jointly, to sell the number of Underwritten Shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto to the Underwriters pursuant to the terms of this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $26.6825, the respective number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 3 hereto.

In addition, each of the Selling Shareholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, to the several Underwriters as provided in this Agreement the number of Option Shares set forth opposite the name of such Selling Shareholder in Schedule 2 hereto, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, the Option Shares from the Selling Shareholders at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 3 hereto bears to the aggregate number of Underwritten Shares being purchased from the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole or from time to time in part, on or before the thirtieth day following the date of the Final Prospectus, solely to cover over-allotments, if any, by written notice from the Representatives to the Company and the Selling Shareholders, provided, however, that such option may not be exercised more than twice. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the seventh full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(a)            Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Shareholders or any of them to the Representatives, in the case of the Underwritten Shares, at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on June 30, 2021, or at such other time or place on the same or such other date, not later than ten business days thereafter, as the Representatives, the Company and the Selling Shareholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the accounts of the Representatives of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)            Each of the Company and each Selling Shareholder acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, none of the Underwriters is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Pricing Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Act, and the Pricing Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Shareholder Information (each as defined below).

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Shareholder Information.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in its capacity as such) has not prepared, used, authorized, approved or referred to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) any General Use Free Writing Prospectus. Each such Issuer Free Writing Prospectus , as of its date and as of the Applicable Time, (i) did not include any information that conflicted with the information contained in the Registration Statement or the Pricing Disclosure Package, (ii) complied with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including retention, where required, and legending, (iii) has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and (iv) when taken together with the Pricing Disclosure Package, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with any Underwriter Information or any Selling Shareholder Information.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective upon filing with the Commission. No stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued by the Commission, and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Final Prospectus and any amendment or supplement thereto, and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Shareholder Information. The documents incorporated, or to be incorporated, by reference in the Final Prospectus, at the time filed with the Commission, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”).

(e)            Offering Material. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus(es), the Final Prospectus, the General Use Free Writing Prospectus(es) and each Limited Use Free Writing Prospectus approved in writing in advance by the Representatives and other materials, if any, permitted under the Act and consistent with Section 5(c) below. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(f)             Well-known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act, and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form.

(g)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(h)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there has not been any material change in the share capital (other than the issuance of common shares upon exercise of share options and warrants described as outstanding in, and the vesting of restricted shares and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), short-term debt or long-term debt of the Company or any of its Designated Subsidiaries (as defined herein), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital other than the Series B Preference Shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations, or business prospects of the Company and its Designated Subsidiaries taken as a whole; (ii) neither the Company nor any of its Designated Subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its Designated Subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental or regulatory authority having jurisdiction over the Company and its Designated Subsidiaries, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(i)             Organization and Good Standing. The Company and each of the Company’s subsidiaries listed on Schedule 4 (such subsidiaries, the “Designated Subsidiaries”) have been duly organized and are validly existing and in good standing, or the equivalent thereof, under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing or the equivalent thereof with respect to the laws of foreign countries in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any “significant subsidiary” (within the meaning of clause (2) of Rule 405 under the Securities Act) that is an operating subsidiary other than those entities set forth on Schedule 4.

(j)             Capitalization. The Company has authorized capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; all the issued and outstanding Series B Preference Shares of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Pricing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and all the issued and outstanding shares or other equity interests of each subsidiary wholly owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, in each case except as otherwise described in the Registration Statement or as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has issued any securities, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(k)            Due Authorization. The Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement. The Company has taken all corporate action required to authorize the execution, delivery and performance of this Agreement.

(l)             Underwriting Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company.

(m)           Certificate of Designation. The Certificate of Designation was duly authorized, executed and delivered by the Company on March 18, 2021. The holders of the Series B Preference Shares have the rights set forth in the Certificate of Designation.

(n)            No Violation or Default. Neither the Company nor any of the Designated Subsidiaries is (i) in material violation of its memorandum of association or bye-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which the Company or any of the Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company, any of the Designated Subsidiaries or their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)            No Conflicts. The execution, delivery and performance by the Company of this Agreement or the Certificate of Designation and the consummation by the Company of the transactions contemplated hereby or thereby will not or did not, as the case may be, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Designated Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which the Company or any of the Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject, (ii) result in any material violation of the provisions of the memorandum of association or bye-laws or similar organizational documents of the Company or any of the Designated Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, the offering and sale of the Shares pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement or the Certificate of Designation, except for (i) the registration of the Shares under the Act and the Exchange Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority (“BMA”), except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(q)            Withholdings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Series B Preference Shares may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(r)             Exchange Controls. There are no currency exchange control laws in Bermuda (or any political subdivision or taxing authority thereof) that would be applicable to the payment of any amounts (A) under the Series B Preference Shares by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Company is an “exempted company” under Bermuda law and has not (V) acquired and does not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and does not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted its business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor SiriusPoint Bermuda Insurance Company Ltd. has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes or its status as an “exempted company”.

(s)            Bermuda Taxes. The Company believes that pursuant to current Bermuda law, the Company and SiriusPoint Bermuda Insurance Company Ltd. are not subject to any income or capital gains taxes in Bermuda. The Company has not received any notification from the Bermuda government to the contrary.

(t)             Legal Proceedings. Other than as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Designated Subsidiaries is a party or to which any property of the Company or any of its Designated Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Designated Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement or the Pricing Disclosure Package that are not so described in the Registration Statement or the Pricing Disclosure Package and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Disclosure Package that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(u)            Independent Accountants. Each of Ernst & Young Ltd. and PricewaterhouseCoopers LLP, who have each certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(v)            Title to Real and Personal Property. The Company and its Designated Subsidiaries collectively have valid rights to lease or otherwise use all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)           Title to Intellectual Property. The Company and its Designated Subsidiaries collectively own, possess, license or have adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of the business of the Company and its subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of their respective businesses does not conflict in any material respect with any such valid rights of others. The Company has not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(x)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Pricing Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)          Taxes. The Company and the Designated Subsidiaries have paid all U.S. federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof other than taxes being contested in good faith and for which adequate reserves have been provided or taxes currently payable without penalty or interest, except to the extent that the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there is no tax deficiency that has been asserted against the Company or any of the Designated Subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.

(aa)      Licenses and Permits. The Company and the Designated Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of the Designated Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization.

(bb)      Insurance Licenses. Each Designated Subsidiary that conducts an insurance or reinsurance business, and is identified as such on Schedule 4 hereto (each an “Insurance Subsidiary,” and collectively the “Insurance Subsidiaries”), is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all domestic and foreign insurance regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of Company or its Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or such Insurance Subsidiary or in any case where it would be reasonably expected that (x) the Company or such Insurance Subsidiary would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business as a result of not having any additional authorization, approval, order, consent, certificate, permit, registration or qualification, and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would reasonably be expected to have a Material Adverse Effect. No insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has (i) except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, issued any order or decree impairing, restricting or prohibiting the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted or (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

(cc)      Treaties, Contracts and Arrangements. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, all material retrocessional and reinsurance treaties, contracts and arrangements to which the Company or any Insurance Subsidiary is a party are in full force and effect, except where the failure to maintain such treaty, contract or arrangement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)      Insurance Reserving. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, since January 1, 2016, each Insurance Subsidiary has made no material change in its insurance reserving practices, including without limitation their practices with respect to loss reserves, claim reserves and unearned premium reserves.

(ee)      No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Designated Subsidiaries exists or, to the knowledge of the Company, is threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)      Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Title IV of ERISA or the funding rules of Section 412 of the Code or Section 302 of ERISA, (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(gg)      Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective and designed to ensure that information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s principal executive officer and principal financial officer by others within those entities.

(hh)     Accounting Controls. The Company maintains a system of internal accounting controls with respect to itself and its subsidiaries sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Final Prospectus, the Company is not aware of (i) any significant deficiencies or material weaknesses in its internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (it being understood that this subsection will not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of a date that is earlier than such date on which the Company would otherwise be required to so comply under applicable law).

(ii)         Insurance Laws. Each of the Company and the Insurance Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of Bermuda and each other jurisdiction applicable thereto, except where failure, individually or in the aggregate, to file such return, report, document or information would not reasonably be expected to have a Material Adverse Effect; and each of the Company and its Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of Bermuda and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its Designated Subsidiaries is required to file statutory financial returns, reports, documents or other information under the Insurance Laws of the United States and the various states thereof, or is required to maintain its books and records in accordance with, or otherwise in compliance with, the Insurance Laws of the United States.

(jj)      Tax Matters. Based on the Company’s and its subsidiaries’ assets, income, applicable financial statements, and activities, including those of subsidiaries engaged in the active conduct of an insurance business, the Company expects that it will not be treated as a “passive foreign investment company” within Section 1297 of the Code for the current taxable year. The Company believes that its activities and the activities of each subsidiary of the Company that is a foreign corporation for U.S. federal income tax purposes (each, a “Foreign Subsidiary”), as currently conducted and as contemplated, will not cause the Company or its Foreign Subsidiaries to be treated as engaging in a trade or business within the United States for purposes of Section 864(b) of the Code (except for specific Foreign Subsidiaries due to their respective operating models).

(kk)    Insurance Income. The Company believes that it is not likely each of the Company’s Foreign Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the Code) will not equal or exceed 20% of each such subsidiary’s gross insurance income for the current taxable year.

(ll)      Insurance. The Company maintains insurance covering its and its Designated Subsidiaries’ respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its Designated Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) received notice that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage for or on behalf of the Company or any of its subsidiaries; (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti- corruption laws; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(nn)      Compliance with Money Laundering Laws. Except as disclosed in writing by the Company to the Underwriters, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)       Compliance with OFAC. Except as disclosed in writing by the Company to the Underwriters, neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Crimea and Syria). Except as disclosed in writing by the Company to the Underwriters, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(pp)      No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus or prohibited or limited by applicable regulation or law, no Insurance Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Insurance Subsidiary’s share capital, from repaying to the Company any loans or advances to such Insurance Subsidiary from the Company or from transferring any of such Insurance Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)      No Broker’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale by the Company of the Shares.

(rr)      No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholders hereunder.

(ss)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or which has constituted or would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(tt)       [Reserved]

(uu)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)      No Stamp Taxes. The Company is not aware of any stamp or other issuance or transfer taxes or duties and the Company is not aware of any capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Shares to the account of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof.

(ww)    XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xx)       Data Privacy and Security.

(i)            (A) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (A) the Company and each of its Designated Subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Designated Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (B) the Company has not received any notification of or complaint regarding material non-compliance with any Data Security Obligation; and (C) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Security Obligation.

(ii)            The Company and each of its Designated Subsidiaries have implemented and maintain controls, policies, procedures, and technological safeguards reasonably consistent with industry standards and practices that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (a) there has been no such Breach, and (b) the Company and its Designated Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except for those that have been remedied without material cost or liability or the duty to notify any governmental or regulatory authority.

4.            Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to each Underwriter and the Company that:

(a)            Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder, except for such consents, approvals, authorizations and orders as would not reasonably be expected to impair in any material respect the consummation of the Selling Shareholders’ obligations hereunder.

(b)            No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Shareholder (to the extent not a natural person) or (iii) result in the violation of any material law or statute or any judgment, order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except for any such conflict, breach, violation or default that would not reasonably be expected to impair in any material respect the consummation of the Selling Shareholders’ obligations hereunder.

(c)          Uncertificated Shares. The Shares to be sold by such Selling Shareholder pursuant to this Agreement will be uncertificated securities in the form of book-entry credits registered in the name of such Selling Shareholder. Delivery of the Shares to the Underwriters shall be made through appropriate book-entry transfer through the facilities of DTC.

(d)          Delivery of Shares. Immediately prior to the Closing Date or the Additional Closing Date, as the case may be, such Selling Shareholder will be the beneficial or record holder of the Shares to be sold by such Selling Shareholder hereunder with full dispositive power thereover, and such Selling Shareholder holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares through the facilities of DTC, payment therefor pursuant hereto and the crediting of the Shares being purchased by the Underwriters to a securities account or securities accounts of the Underwriters maintained with DTC in accordance with Section 8-501 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), assuming that the Underwriters have no notice (within the meaning of Section 8-105 of the UCC) of any adverse claims (as defined in Section 8-102 of the UCC) to such Shares, the Underwriters will acquire a valid security entitlement (as defined in Section 8-102 of the UCC) to such Shares purchased by such Underwriters, and no action based on an adverse claim (as defined in Section 8-102 of the UCC) may be asserted against such Underwriters with respect to such security entitlement.

(e)           No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any equity security of the Company to facilitate the sale or resale of the Shares.

(f)          Pricing Disclosure Package. To the extent that any statements or omissions made in the Pricing Disclosure Package or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein (the “Selling Shareholder Information”), such Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Pricing Disclosure Package or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Shareholders and the number of shares owned and the number of shares proposed to be sold by the Selling Shareholders under the caption “Selling Shareholders” in the Pricing Disclosure Package.

(g)         ERISA. Such Selling Shareholder is not (A) an employee benefit plan subject to ERISA, (B) a plan or account subject to Section 4975 of the Code, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. §§ 2510.3-101, or otherwise.

(h)          Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity the Selling Shareholder Information, as of the applicable effective date of the Registration Statement and any post- effective amendment thereto, the Registration Statement and any such post-effective amendment did not and as of the Closing Date and as of the Additional Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, Final Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Shareholders and the number of shares owned and the number of shares proposed to be sold by the Selling Shareholders under the caption “Selling Shareholders” in the Registration Statement and Final Prospectus.

(i)            No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf, or used or referred to, any “free writing prospectus” (as defined in Rule 405), nor has such Selling Shareholder distributed any written materials in connection with the offer or sale of the Shares.

(j)           OFAC. Such Selling Shareholder will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

5.            Further Agreements of the Company. The Company covenants and agrees with the Underwriters that:

(a)           Required Filings. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Representatives in New York City prior to 12:00 noon, New York City time, on the second business day following the execution and delivery of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Company will deliver, without charge, (i) to each Representative, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Representatives (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the reasonable opinion of external counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Shares by the Underwriters or any dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object promptly following notice thereof.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Final Prospectus, any Issuer Free Writing Prospectus or any amendment to the Final Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Final Prospectus, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Final Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Pricing Disclosure Package, or such Issuer Free Writing Prospectus, as applicable, is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with the Act and the Exchange Act, the Company will as promptly as is practicable notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented would not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with the Act and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with the Act, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented would not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with the Act.

(f)           Blue Sky Compliance. The Company will use commercially reasonable efforts to take such action as the Representatives may reasonably request to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) amend the Company’s memorandum of association or bye-laws.

(g)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable (which availability may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)) an earnings statement of the Company (which need not be audited) that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h)        Clear Market. The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the 30th day from the date of the Pricing Prospectus, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series B Preference Shares (or any securities convertible into Series B Preference Shares).

(i)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Series B Preference Shares.

(j)             Exchange Listing. The Company shall use reasonable best efforts to cause the Series B Preference Shares to be listed on the New York Stock Exchange (the “Exchange”), and to maintain such listing for so long as any Series B Preference Shares remain outstanding and the Series B Preference Shares remain eligible for continued listing on the Exchange.

(k)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6.             Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with the Underwriters that:

(a)            [Reserved]

(b)            Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)            Ratings. The Underwriters shall have received satisfactory evidence that the Series B Preference Shares have been rated at least BB+ by each of S&P Global Ratings, a division of S&P Global Inc. (“S&P”), and Fitch Ratings Inc. (“Fitch”). Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in (a) the financial strength or claims-paying ability of the Company or any of its subsidiaries or (b) the rating accorded to the debt securities or preferred stock of the Company or any of its subsidiaries by A.M. Best Company, S&P, Fitch or any other nationally recognized statistical rating organization (each, a “Rating Agency”), and (ii) no notice shall have been given publicly by any Rating Agency of any intended or potential downgrading of, or that it has under surveillance or review, or has changed its outlook with respect to, its rating of (a) the financial strength or claims-paying ability of the Company or any of its subsidiaries or (b) the debt securities or preferred stock of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

(e)            Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officer has reviewed the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Selling Shareholders set forth in Sections 4(f) and 4(h) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)             CFO Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of the chief financial officer of the Company in the form attached hereto as Annex C with respect to certain financial numbers and amounts included in the Registration Statement, Pricing Disclosure Package and Final Prospectus.

(g)            Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young, Ltd., Ernst & Young LLP and PricewaterhouseCoopers LLP shall each have furnished to the Representatives, a comfort letter and bring-down comfort letter, dated the respective dates of delivery thereof and addressed to the Underwriters, in the form attached hereto as Annex D-1, D-2 and D-3, respectively, with respect to the financial statements and certain financial information relating to the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be, unless otherwise agreed by the Representatives.

(h)            Opinion and 10b-5 Statement of Counsel for the Company. Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, substantially in the forms set forth in Annex A-1 hereto.

(i)             Opinion of Bermuda Counsel for the Company. Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, substantially in the form set forth in Annex A-2 hereto.

(j)             Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a written opinion and 10b-5 statement of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)            Opinion of Counsel for Selling Shareholders. Kirkland & Ellis LLP, counsel for the Selling Shareholders, shall have furnished to the Representatives, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, substantially in the form set forth in Annex A-3 hereto.

(l)             No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders; and no injunction or order of any federal, state or foreign court having jurisdiction over the Company or the Selling Shareholders shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders.

(m)           Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing (or the equivalent thereof, if any, with respect to the law of foreign countries) of the Company and the Designated Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)            Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been conditionally approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(o)            [Reserved]

(p)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

8.             Covenants of the Underwriters. Each Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of or used or referred to by such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

9.             Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and agents, each broker dealer affiliate of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted), joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information or any Selling Shareholder Information.

(b)            Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, in each case in reliance upon and in conformity with the Selling Shareholder Information; provided, however, that each Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, is the Selling Shareholder Information; provided, further, that (x) the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein and (y) the liability of the Selling Shareholders pursuant to this subsection (b) shall not exceed the gross proceeds to the Selling Shareholders, as set forth in the Pricing Prospectus.

(c)            Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Selling Shareholders, their directors and officers and any control person of such Selling Shareholders, to the same extent as the indemnity set forth in paragraph (a) above (including, without limitation, documented and reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending any such action or claim asserted), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus (or any amendment or supplement thereto), the Registration Statement, the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package) (collectively, the “Underwriter Information”), being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Final Prospectus furnished on behalf of the Underwriters: the concession and reallowance figures appearing in the first paragraph under the caption “Underwriting—Commissions and Discounts”, and the information contained in the first and second paragraphs under the caption “Underwriting—Price Stabilization, Short Positions.”

(d)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure, and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person), and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an Indemnifying Person or Persons shall be liable for the fees and expenses of an additional firm or firms of attorneys to the extent that (i) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person. It is understood that the Indemnifying Person or Persons shall not, in connection with any one action or proceeding or separate but substantially similar actions arising out of the same allegations be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No Indemnifying Person shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(e)            Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person, other than pursuant to its terms, or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares. If the allocation provided by the preceding sentence is not permitted by applicable law or if the Indemnified Person failed to give the notice required under subsection (d) above, then each Indemnifying Person shall contribute, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discount and commissions) received by the Company and the Selling Shareholders, respectively, from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)             Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraph (e) above: (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which such Selling Shareholder’s Underwritten Shares were offered to the public, net of underwriting discounts and commissions relating to such Shares, exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)            Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT LLC or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States that would reasonably be expected to affect the settlement of the Shares shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus.

12.           Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the fees and expenses of the Company’s counsel and independent accountants; (iii) the cost of preparing share certificates; (iv) the costs and charges of any transfer agent and any registrar; and (v) all expenses and application fees relating to the listing of the Shares on the Exchange; provided, however, that except as provided in this Section 12, the Underwriter will pay all of their own costs and expenses, including any advertising and fees, disbursements and expenses of counsel for the Underwriters.

(b)            If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, agents, affiliates and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

15.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Bermuda; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

16.           Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, to the attention of Investment Banking Division, 1585 Broadway, 29th Floor, New York, New York 10036 (fax: 212-507-8999) in the case of Morgan Stanley & Co. LLC, to the attention of High Grade Transaction Management/Legal, 1540 Broadway, NY8-540-26-02, New York, New York 10036, (e-mail: dg.hg_ua_notices@bofa.com, fax: (646) 855-5958) in the case of BofA Securities, Inc., to the attention of Fixed Income Syndicate, 1285 Avenue of the Americas, New York, New York 10019 (fax: (203) 719-0495) in the case of UBS Securities LLC and to the attention of Transaction Management, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (e-mail: tmgcapitalmarkets@wellsfargo.com) in the case of Wells Fargo Securities, LLC; with a copy to Jeffrey Delaney (jeffrey.delaney@pillsburylaw.com), Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, NY 10019. Notices to the Company shall be given to it at SiriusPoint Ltd., Point House, 3 Waterloo Lane, Pembroke HM 08 Bermuda (fax: +1.441.542.3329); Attention: General Counsel, with a copy to Steven J. Slutzky (sjslutzky@debevoise.com) and Eric T. Juergens (etjuergens@debevoise.com), Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022. Notices to the Selling Shareholders shall be given to each Selling Shareholder at the addresses set forth opposite the name of such Selling Shareholder in Schedule 2 hereto, with a copy to Rajab S. Abbassi (rajab.abbassi@kirkland.com) and David L. Perechocky (david.perechocky@kirkland.com), Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022.

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)            Submission to Jurisdiction; Appointment of Agents for Service.

(i)            The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Final Prospectus or the offering of the Securities (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(ii)            The Company hereby irrevocably appoints Corporation Service Company, with offices at 80 State Street, Albany, New York 12207-2543 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(d)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this Underwriting Agreement or in any other certificate, agreement or document related to this Underwriting Agreement (to the extent permissible under governing documents) shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(e)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)             PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-5 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.

(g)            U.S. Special Resolution Regime. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SiriusPoint Ltd.

By:	/s/ David Junius
Name:	David Junius
Title:	Chief Financial Officer

Very truly yours,

Centerbridge Credit Partners Master, L.P.

By: Centerbridge Credit Partners Offshore General Partner, L.P.
By: Centerbridge Credit Cayman GP, Ltd., its general partner
By: Centerbridge Credit GP Investors, L.L.C., its sole director

By:	/s/ Richard Grissinger
Name:	Richard Grissinger
Title:	Authorized Signatory

Very truly yours,

Centerbridge Special Credit Partners III, L.P.

By: Centerbridge Special Credit Partners General Partner III, L.P.
By: CSCP III Cayman GP Ltd., its general partner

By:	/s/ Richard Grissinger
Name:	Richard Grissinger
Title:	Authorized Signatory

Very truly yours,

CCOF Onshore Co-Borrower LLC

By:	/s/ Daniel Lobe
Name:	Daniel Lobe
Title:	Principal

Very truly yours,

GPC PARTNERS INVESTMENTS (CANIS) LP

By: GPC Partners GP LLC, its general partner
By: Gallatin Point Capital LLC, its sole member

By:	/s/ Matthew B. Botein
Name:	Matthew B. Botein
Title:	Managing Partner

Very truly yours,

Bain Capital Special Situations Asia, L.P.

By: Bain Capital Special Situations Asia Investors, LLC, its general partner
By: Bain Capital Credit Member II, Ltd., its manager

By:	/s/ Sally F. Dornaus
Name:	Sally F. Dornaus
Title:	Authorized Signatory

Accepted as of the date first above written:

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

Accepted as of the date first above written:

BofA Securities, Inc.

By:	/s/ Randolph B. Randolph
Name:	Randolph B. Randolph
Title:	Managing Director

Accepted as of the date first above written:

UBS Securities LLC

By:	/s/ Jay Anderson
Name:	Jay Anderson
Title:	Managing Director

By:	/s/ John Sciales
Name:	John Sciales
Title:	Associate Director

Accepted as of the date first above written:

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

Schedule 1

SIRIUSPOINT LTD.

5,000,000 8.00% RESETTABLE FIXED RATE PREFERENCE SHARES, SERIES B

PRICING TERM SHEET

JUNE 28, 2021

The following information relates only to the offering (the “Offering”) by the selling shareholders named in the below-referenced preliminary prospectus supplement (the “Selling Shareholders”) of SiriusPoint Ltd.’s 8.00% Resettable Fixed Rate Preference Shares, Series B, and should be read together with the preliminary prospectus supplement dated June 24, 2021, relating to this Offering and the accompanying prospectus dated May 7, 2021, including the documents incorporated by reference therein.

Issuer:	SiriusPoint Ltd., a Bermuda exempted company limited by shares (the “Issuer”)

Security Type:	8.00% Resettable Fixed Rate Preference Shares, Series B, par value $0.10 per share (the “Preference Shares”)

Size:	5,000,000 Preference Shares ($125,000,000 aggregate liquidation value)

Over-Allotment Option:	750,000 Preference Shares ($18,750,000 aggregate liquidation value)

Ratings:	[Intentionally omitted]

Liquidation Preference:	$25.00 per Preference Share

Legal Format:	SEC Registered

Dividend Rate:

From and including May 31, 2021 to, but excluding, the First Reset Date, 8.00% of the liquidation preference per annum (equivalent to $2.00 per Preference Share), payable on a cumulative basis with respect to each dividend period only when, as and if declared by the Issuer’s board of directors.

From and including the First Reset Date, dividends will be payable on a cumulative basis, with respect to each dividend period, only when, as and if declared by the Issuer’s board of directors, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent dividend determination date (as described in the preliminary prospectus supplement) plus 7.298% of the liquidation preference per annum.

Dividend Payment Dates:	The last day of February, May, August and November of each year.

First Dividend Payment Date:	August 31, 2021

First Reset Date:	February 26, 2026

Reset Dates:	The First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

Reset Period:	In respect of the first reset period, the period from, and including, the First Reset Date to, but excluding, the next following Reset Date; thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

Term:	Perpetual

1-1

Optional Redemption:

The Preference Shares are redeemable for cash at the Issuer’s option, in whole or in part, on the First Reset Date and on any subsequent Reset Date at a redemption price equal to $25.00 per Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Preference Share, to, but excluding, any date fixed for redemption; provided that no such redemption may occur unless one of the redemption requirements (as described in the preliminary prospectus supplement) is satisfied.

In addition:

•   the Issuer will have the option to redeem all (but not less than all) of the Preference Shares at a redemption price of $25.00 per Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Preference Share, to, but excluding, any date fixed for redemption, if there is, in the Issuer’s reasonable determination, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, a substantial probability that the Issuer or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Preference Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to the Issuer or any successor company; provided that no such redemption may occur unless one of the redemption requirements is satisfied;

•   the Issuer will have the option to redeem all (but not less than all) of the Preference Shares at a redemption price of $25.00 per Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Preference Share, to, but excluding, any date fixed for redemption, at any time within 90 days following the occurrence of the date on which the Issuer has reasonably determined, based on the advice of external legal, financial and tax advisers with knowledge of such matters, as applicable, that a “capital disqualification event” has occurred as a result of any amendment to, or change or in, the laws or regulations of the jurisdiction of the Issuer’s “applicable supervisor” (as described in the preliminary prospectus supplement) that is enacted or becomes effective after the initial issuance of the Preference Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that are announced after the initial issuance of the Preference Shares; provided that no such redemption may occur unless one of the redemption requirements is satisfied; and

 •   the Issuer will have the option to redeem all (but not less than all) of the Preference Shares at a redemption price of $25.50 per Preference Share, plus any unpaid, accrued cumulative dividends, whether or not declared, on such Preference Share, to, but excluding, any date fixed for redemption, within 90 days of the occurrence of a “rating agency event” (as described in the preliminary prospectus supplement); provided that no such redemption may occur unless one of the redemption requirements is satisfied.

Any such redemption will require the Issuer to provide not less than 15 days’ nor more than 60 days’ prior written notice.

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Trade Date:	June 28, 2021

Settlement Date (T+2):	June 30, 2021

Listing:	The Issuer has applied to list the Preference Shares on the New York Stock Exchange under the symbol “SPNT PRB.” If the application is approved, the Issuer expects trading of the Preference Shares on the New York Stock Exchange to begin within 30 days after the initial delivery of the Preference Shares to the underwriters.

Public Offering Price:	$27.47 per Preference Share

Underwriting Discount:	$0.7875 per Preference Share, $3,937,500 in the aggregate or $4,528,125 in the aggregate assuming the underwriters exercise their over-allotment option in full

Net Proceeds to the Selling Shareholders:	$133,412,500 (or $153,424,375 assuming the underwriters exercise their over-allotment option in full)

Use of Proceeds:	The Selling Shareholders will receive all of the net proceeds from the sale of the Preference Shares. The Issuer will not receive any proceeds from the sale of the Preference Shares by the Selling Shareholders.

CUSIP/ISIN:	G8192H 155 / BMG8192H1557

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. UBS Securities LLC Wells Fargo Securities, LLC

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request them by contacting: Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649; BofA Securities, Inc., toll-free at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com; UBS Securities LLC, toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751.

1-3

Schedule 2

Selling Shareholders	Notice Address	Number of Underwritten Shares	Number of Option Shares
Centerbridge Credit Partners Master, L.P.	c/o Centerbridge Partners, L.P. 375 Park Avenue, 11th Floor New York, New York 10152	1,123,315	168,497
Centerbridge Special Credit Partners III, L.P.	c/o Centerbridge Partners, L.P. 375 Park Avenue, 11th Floor New York, New York 10152	340,100	51,015
CCOF Onshore Co-Borrower LLC	c/o The Carlyle Group One Vanderbilt Avenue, Ste 3400 New York, New York 10017	1,463,415	219,512
GPC Partners Investments (Canis) LP	c/o Gallatin Point Capital 660 Steamboat Road, First Floor Greenwich, Connecticut 06830	1,463,415	219,512
Bain Capital Special Situations Asia, L.P.	c/o Bain Capital 200 Clarendon Street Boston, Massachusetts 02116	609,755	91,464
	Total	5,000,000	750,000

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Schedule 3

Underwriters:	Number of Underwritten Shares:
Morgan Stanley & Co. LLC	1,250,000
BofA Securities, Inc.	1,250,000
UBS Securities LLC	1,250,000
Wells Fargo Securities, LLC	1,250,000
Total	5,000,000

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Schedule 4

Designated Subsidiaries of SiriusPoint Ltd.*

SiriusPoint International Insurance Corporation

SiriusPoint Bermuda Insurance Company Ltd.

Sirius America Insurance Company

* Each entity listed above is an insurance or reinsurance company.

4-1

Annex A-1

Form of Opinion of Counsel for the Company

A-2-1

Form of 10b-5 Statement of Counsel for the Company

A-2-2

Annex A-2

Form of Opinion of Bermuda Counsel for the Company

A-2-1

Annex A-3

Form of Opinion for the Selling Shareholders

A-3-1

Annex B

Included as Part of the Pricing Disclosure Package

•	Pricing Term Sheet set forth on Schedule 1.

Not Included as Part of the Pricing Disclosure Package

•	“SiriusPoint Ltd. Roadshow – Series B Preference Shares” dated June 24, 2021.

A-3-1

Annex C

SiriusPoint Ltd.
Chief Financial Officer’s Certificate

C-1

Annex D-1

EY Ltd. Comfort Letter

C-1

Annex D-2

EY LLP Comfort Letter

C-1

Annex D-3

PwC Comfort Letter